UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2026

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On March 12, 2026, Ascent Partners Fund LLC (the “Secured Party”) notified the Company of the termination of the Account Control Agreement (the “Control Agreement”), dated as of September 29, 2025, among the Company, as pledgor, the Secured Party, BitGo Prime LLC (the “Delegate”), and BitGo Trust Company, Inc. (the “Custodian”). The termination was made pursuant to Section 9(c) of the Control Agreement and will be effective 30 days after the filing of this Current Report on Form 8-K.

The Control Agreement was entered into in connection with the closing of the second tranche of the Company’s financing arrangement with the Secured Party pursuant to that certain Securities Purchase Agreement, dated as of February 11, 2025 (as amended, the “Securities Purchase Agreement”). Under the Control Agreement, the Custodian held and managed the Company’s Bitcoin holdings as digital asset collateral in a designated custodial account for the benefit of the Secured Party. The Control Agreement set forth the procedures for the Custodian to follow with respect to entitlement orders and instructions regarding the collateral, including joint control provisions prior to an event of default.

The termination of the Control Agreement was made in connection with the Company’s decision to terminate its Bitcoin treasury reserve strategy and liquidate its Bitcoin holdings, as described below under Item 2.01. No early termination penalties were incurred by the Company in connection with the termination of the Control Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 11, 2026, the Company’s management made the determination to terminate the Company’s Bitcoin treasury reserve strategy in light of current market conditions and the Company’s evaluation of its capital allocation priorities. As previously disclosed, the Company had implemented the Bitcoin treasury strategy using proceeds from its committed equity facility with Ascent Partners Fund LLC to purchase Bitcoin as part of its ongoing treasury management operations.

As of the date of the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, the Company’s Bitcoin treasury holding totaled approximately 16.51 Bitcoin, acquired at an aggregate cost of approximately $2.0 million.

The Company will complete the liquidation of its entire Bitcoin treasury holdings over the next few days. The Company plans to sell its remaining Bitcoin through open market transactions to unrelated purchasers. The proceeds from the sale of the Company’s Bitcoin holdings will be used for general corporate purposes.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 11, 2025, the Company received a notice (the “MVLS Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon its review of the market value of listed securities (“MVLS”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from July 29, 2025 to September 10, 2025, the Company no longer met Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”), which requires companies listed on the Nasdaq Global Market to maintain a minimum MVLS of $50,000,000. The Company was initially provided 180 calendar days, or until March 10, 2026, to regain compliance with the MVLS Rule. The Company was unable to regain compliance with the MVLS Rule by March 10, 2026.

Also, as previously disclosed, on September 11, 2025, the Company received a second notice (the “Bid Price Notice”) from Nasdaq notifying the Company that, based upon its review of the closing bid price of the Common Stock, from July 29, 2025 to September 10, 2025, the Company no longer met Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”), which requires companies listed on the Nasdaq Global Market to maintain a minimum bid price of $1.00 per share. The Company was initially provided 180 calendar days, or until March 10, 2026, to regain compliance with the Minimum Bid Price Rule. The Company was unable to regain compliance with the Minimum Bid Price Rule by March 10, 2026

On March 11, 2026, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that it has not regained compliance with the MVLS Rule and is now subject to delisting from the Nasdaq Global Market. In the same letter, Nasdaq also notified the Company that it has not regained compliance with the Minimum Bid Price Rule and is now subject to delisting from the Nasdaq Global Market on this additional basis.

The Company may appeal Nasdaq’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rules 5800 Series. A hearing request will stay the suspension of the Company’s securities pending the Hearing Panel’s decision. In the hearing, the Company will be asked to provide a plan to regain compliance to the Hearing Panel. The Company has until March 20, 2026 to request an appeal of the determination. If it does not request an appeal by such date, the Company’s Common Stock will be scheduled for delisting at the opening of business on March 20, 2026. The Company intends to timely request a hearing before the Panel to request additional time to regain compliance with the MVLS Rule and Minimum Bid Price Rule. If timely filed, the hearing request will result in a stay of any suspension or delisting action pending the hearing.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Termination of Account Control Agreement, dated March 12, 2026, from Ascent Partners Fund LLC to BitGo Trust Company, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 12, 2026	Profusa, Inc.

	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

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